Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Geneva Acquisition Corporation

We have audited the accompanying balance sheets of Geneva Acquisition Corporation (a development stage company) (the “Company”) as of February 16, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2007 to February 16, 2007, June 2, 2006 (inception) to December 31, 2006, and the cumulative period from June 2, 2006 (inception) to February 16, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geneva Acquisition Corp. as of February 16, 2007 and December 31, 2006, and the results of its operations and its cash flows for the periods from January 1, 2007 to February 16, 2007, June 2, 2006 (inception) to December 31, 2006, and the cumulative period from June 2, 2006 (inception) to February 16, 2007 in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York

February 22, 2007

Geneva Acquisition Corporation
(A Development Stage Company)
Balance Sheet

	February 16, 2007	December 31, 2006

Assets
Current Assets:
Cash	$181,748	$615
Cash held in trust	57,000,000	—
Cash held in trust from Underwriter	1,800,000	—
Prepaid expenses	5,500	—
Total current assets	58,987,248	615
Deferred offering costs	—	271,385
Total Assets	$58,987,248	$272,000

Liabilities And Stockholders' Equity

Current Liabilities:

Accrued Offering Expenses	$129,393	$125,000
Advances from Stockholder	2,301	52,000
Notes Payable, Stockholders	—	75,000
Due to Underwriter	1,800,000	—
Total Liabilites	1,931,694	252,000

Common stock subject to possible conversion, 1,999,000 shares at conversion value	11,394,300	—

Commitments

Stockholders' Equity
Preferrred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—

Common Stock, $.0001 par value, 60,000,000 shares authorized; 12,500,000 shares (which includes 1,999,000 subject to possible conversion) and 2,500,000 shares issued and outstanding at February 16, 2007 and December 31, 2006 respectively	1,250	250
Additional Paid-in Capital	45,665,004	24,750
Deficit Accumulated during the development stage	(5,000)	(5,000)
Total Stockholders' Equity	45,661,254	20,000
Total Liabilities and Stockholders' Equity	$58,987,248	$272,000

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)
Statements of Operations

	For the period from	For the period from	For the period from
	January 1, 2007 to	June 2, 2006 (inception)	June 2, 2006 (inception)
	February 16, 2007	to December 31, 2006	to February 16, 2007 (cumulative)

Operating Expenses

General & Administrative	$—	$5,000	$5,000

Net (Loss)	$—	$(5,000)	$(5,000)

Weighted Average number of common shares outstanding - basic and diluted	3,351,064	2,500,000

(Loss) per Share - basic and fully diluted	$0.00	$(0.00)

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit Accumulated
	Common Stock		Additional	During the
	Shares	Amount	Paid-in Capital	Development Stage	Total

Issuance of Common Stock to initial Stockholders on June 9, 2006 at $.01 per share.	2,500,000	$250	$24,750		$25,000

Net Loss				$(5,000)	$(5,000)

Balance at December 31, 2006	2,500,000	$250	$24,750	$(5,000)	$20,000

Sale of Private Placement Warrants	—	—	1,900,000	—	1,900,000

Sale of 10,000,000 Units net of underwriter's discount and offering expenses (includes 1,999,000 shares subject to possible conversion)	10,000,000	1,000	55,134,454	—	55,135,454

Proceeds subject to possible conversion of 1,999,000 shares	—	—	(11,394,300)	—	(11,394,300)

Sale of underwriter option	—	—	100	—	100

Net Loss	—	—	—	—	—

Balance at February 16, 2007	12,500,000	$1,250	$45,665,004	$(5,000)	$45,661,254

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)
Statements of Cash Flows

	For the period from	For the period from	For the period from
	January 1, 2007	June 2, 2006 (inception)	June 2, 2006 (inception) to
	to February 16, 2007	to December 31, 2006	February 16, 2007 (cumulative)

Cash Flows From Operating Activities

Net Loss	$—	$(5,000)	$(5,000)
Increase in prepaid expenses	(5,500)	—	(5,500)

Net Cash (used in) provided by Operating Activities	(5,500)	(5,000)	(10,500)

Cash Flows From Investing Activites

Cash held in Trust Account	(58,800,000)	—	(58,800,000)

Net Cash used in Investing Activities	(58,800,000)	—	(58,800,000)

Cash Flows From Financing Activites

Proceeds from public offering	60,000,000	—	60,000,000
Proceeds from private placement of warrants	1,900,000	—	1,900,000
Proceeds from issuance of underwriting option	100	—	100
Proceeds from sale of stock	—	25,000	25,000
Proceeds from notes payable, Stockholders	—	75,000	75,000
Proceeds from advances from Stockholders	15,000	37,000	52,000
Payments of notes payable, Stockholders	(75,000)	—	(75,000)
Payments of advances from Stockholders	(49,699)	—	(49,699)
Payment of offering costs	(2,803,768)	(131,385)	(2,935,153)

Net Cash provided by Financing Activities	58,986,633	5,615	58,992,248

Net increase in Cash	181,133	615	181,748

Cash at beginning of period	615	—	—

Cash at end of period	$181,748	$615	$181,748

Supplemental schedule of non-cash financing activities:
Accrual of Public Offering costs	$129,393	$125,000	$129,393
Accrual of deferred underwriting fees	$1,800,000	$—	$1,800,000
Advance from Stockholder for Public Offering costs	$—	$15,000	$—

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements

1. Organization and Business Operations

Geneva Acquisition Corporation (the "Company") was incorporated in Delaware on June 2, 2006 as a blank check company whose objective is to acquire an operating business.

At February 16, 2007, the Company had not yet commenced any operations. All activity through February 16, 2007 relates to the Company's formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note 3) was declared effective February 12, 2007. The Company consummated the Public Offering on February 16, 2007, and simultaneously with the consummation of the Public Offering on February 16, 2007 certain officers, directors, and initial shareholders of the Company purchased an aggregate of 2,923,077 warrants at $.65 per warrant from the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the offering, but the purchasers in the Private Placement have waived their rights to receive any distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received net proceeds from the Private Placement and the Offering of approximately $55,135,000 (Note 3).

The Company's management has broad discretion with respect to the specific application of the net proceeds of this Public Offering, although substantially all of the net proceeds of this Public Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"), which may not constitute a business combination for accounting purposes.  Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, $58,850,000 is being held in a trust account ("Trust Account") and commencing February 20, 2007, will be invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account), along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Public Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,500,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Public Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (subject to distributions for working capital and amounts paid or accrued for taxes) computed without regard to the shares held by Initial Stockholders.  Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding the deferred portion of the underwriters’ discount and commission) has been classified as common stock subject to possible conversion on the accompanying February 16, 2007 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters’ discount and commission held in trust (see Note 3).

The Company's Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents – Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents.  The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits.  However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss per Share – Loss per share is computed by dividing the net loss by the weighted average common shares outstanding for the period.

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements – The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3. Initial Public Offering: Value of Unit Purchase Option

On February 16, 2007, the Company sold 10,000,000 units (“Units”) in the Public Offering at a price of $6.00 per Unit.  Each Unit consists of one share of the Company's common stock and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Public Offering, subject to there being an effective and current registration statement relating to the shares issuable upon exercise of the warrants, and expiring four years from the effective date of the Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company does not need to obtain the consent of Lazard Capital Markets LLC prior to calling the warrants for redemption. In accordance with the warrant agreement relating to the Warrants sold and issued in the Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

In connection with the Offering, the Company paid the underwriters of the Public Offering underwriting discounts and commissions of 7% of the gross proceeds of the Offering, of which 3% of the gross proceeds will be held in the Trust Account and payable only upon the consummation of a business combination.  If a business combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred underwriters’ discount and commission.

On the 90th day after the date of the prospectus or earlier, at the discretion of the Underwriter, the warrants will separate from the Units and begin to trade.

Simultaneously with the consummation of the Public Offering, certain of the initial stockholders purchased 2,923,077 warrants ("Private Placement Warrants") at a purchase price of $0.65 per warrant, in a private placement.  The proceeds of $1,900,000 were placed in the Trust Account. The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Public Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until 30 days after the completion of a Business Combination.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to registration rights with respect to their securities pursuant to an agreement signed prior to or on the effective date of the Public Offering. With respect to the shares issued prior to the completion of the Public Offering, the holders of the majority of these shares are entitled to demand that the Company register these shares at any time commencing six months following the consummation of a Business Combination. With respect to the Private Placement Warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain "piggy-back" registration rights on registration statements filed subsequent to the Company's consummation of a Business Combination.

In connection with this Offering, the Company issued an option to Lazard Capital Markets LLC for $100, to purchase 700,000 Units. The Units that would be issued upon exercise of the Underwriters Purchase Option (UPO) are identical to those offered by this prospectus. This UPO is exercisable at $8.50 per Unit at the latter of one year from the effective date, or the consummation of a Business Combination. The UPO has a life of five years from the effective date.  The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants, the UPO or Warrants, as applicable, will expire worthless.

The sale of the UPO will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,491,000 using an expected life of five years, volatility of 45.2% and a risk-free interest rate of 4.88%.

The Company has no trading history, as such it is not possible to value the UPO based on historical trades. In order to estimate the value of the UPO the Company considered the historic volatilities of publicly traded blank check companies that have completed business combinations. The average volatility of the representative companies was calculated to be 45.2%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the UPO. The actual volatility of the Units will depend on many factors that cannot be ascertained at this time.

4. Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that were charged to stockholders' equity upon the receipt of the capital raised.

5. Notes Payable, Stockholders

The Company issued an aggregate of $75,000 unsecured promissory note to one of its Initial Stockholders on June 16, 2006. This note was non-interest bearing and payable on the earlier of May 31, 2007 or the consummation of the Proposed Offering.   Accordingly, the Company paid off the notes on February 16, 2007.

In addition, the Company received $52,000 in advances from certain of its initial stockholders that bore no interest and were to be repaid no later than the consummation of the Public Offering.  On February 16, 2007, the Company repaid $49,699 of these advances, leaving a balance of $2,301 as of February 16, 2007.

Based on the short-term nature of the note and advance, the fair value approximates the carrying amount.

6. Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income.  Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s deferred tax asset at both February 16, 2007 and December 31, 2006 are as follows:

Expenses deferred for income tax purposes	$1,700

Less valuation allowance	(1,700)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely that not that sufficient taxable income will be generated.

7. Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Public Offering.

The Initial Stockholders have entered into letter agreements that waive their right to receive distributions with respect to their founding shares upon the Company's liquidation.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

8. Reserved Common Stock

At February 16, 2007, 25,023,077 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s purchase option.